Exhibit 10.17

AMENDED AND RESTATED

SYSCO CORPORATION

MIP RETIREMENT PROGRAM

WHEREAS, Sysco Corporation (“Sysco”) sponsors and maintains the Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan (the “SERP”) to provide a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA (and therefore exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a “top hat” plan and eligible for the alternative method of compliance for reporting and disclosure which is available for such plans), a supplement to their retirement pay so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance;

WHEREAS, Sysco adopted the Eleventh Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, effective June 29, 2013, which includes the Third Amended and Restated Sysco Corporation MIP Retirement Program (the “Current Program”), attached as Appendix I thereto) (the “Eleventh Amendment and Restatement”);

WHEREAS, pursuant to Section 10.1 of the Eleventh Amendment and Restatement, the Compensation Committee of the Board of Directors of Sysco (the “Compensation Committee”) may amend the Eleventh Amendment and Restatement (including the Current Program) by an instrument in writing; and

WHEREAS, the Compensation Committee has determined that it is in the best interests of Sysco and its stockholders to amend and restate the Eleventh Amendment and Restatement and amend and restate the Current Program, effective June 29, 2013, to provide that (i) a participant who is married on the participant’s Benefit Commencement Date (as defined herein) may elect the form of payment of the participant’s benefits under the program, to be paid either as an annuity or a joint and survivor annuity, which forms of payment shall be actuarially equivalent annuities as required under Section 409A of the Internal Revenue Code, (ii) in the absence of an election, and provided that on the date that the first monthly annuity payment is made a participant is married to the same spouse to whom the participant was married on the Benefit Commencement Date, benefits for the married participant will be paid in the form of joint and survivor annuity, (iii) if the married participant as of the participant’s Benefit Commencement Date is no longer married on the date that the first monthly annuity payment is made to the participant under the program or the married participant is married to a spouse other than the spouse to whom the participant was married on the participant’s Benefit Commencement Date, the benefit will be paid in the form of a single life annuity, (iv) benefits for participants who are not married on the Benefit Commencement Date will be paid in the form of a single life annuity, (v) the non-competition covenant shall be limited to the one (1) year period following a participant’s termination of employment and the period following the participant’s Benefit Commencement Date and (vi) the word “Third” shall be deleted from the title of the program.

NOW, THEREFORE, Sysco hereby adopts this Amended and Restated Sysco Corporation MIP Retirement Program (the “Program”), effective as of June 29, 2013, as follows:

DEFINITIONS

1.1        401(k) Plan.  “401(k) Plan” means the Sysco Corporation Employees 401(k) Plan, a defined contribution plan qualified under Section 401(a) of the Code, any U.S. tax-qualified defined contribution plan successor thereto and any other such plan sponsored by Sysco or a Subsidiary.

1.2        Accrued Benefit. “Accrued Benefit” shall have the meaning set forth in Section 4.2 of this Program.

1.3        Active Participant.  “Active Participant” means a Participant in the employ of the Company who as of December 31, 2012, was not a Frozen Participant.  If after December 31, 2012, an Active Participant either (i) ceases to be a participant in the Management Incentive Plan; (ii) transfers to a Non-Participating Subsidiary; or (iii) becomes subject to foreign income tax laws, his status shall remain that of an Active Participant from and after the Effective Date until his Separation from Service.

1.4        Actuarial Equivalence or Actuarially Equivalent.  “Actuarial Equivalence” shall be determined on the basis of the mortality and interest rate assumptions used in computing annuity benefits under the Pension Plan.  If there is no Pension Plan in effect at the time any such determination is made, the actuarial assumptions to be used shall be selected by an actuarial firm chosen by the Administrative Committee.  Such actuarial firm shall select such actuarial assumptions as would be appropriate for the Pension Plan if the Pension Plan had remained in existence with its last participant census.  “Actuarially Equivalent” means equality in value of the aggregate amounts expected to be received under different forms of payment based on the mortality and interest rate assumptions specified for purposes of Actuarial Equivalence.

1.5        Administrative Committee.  “Administrative Committee” means the committee administering the Plan (including this Program).

1.6        Affiliate.  “Affiliate” means any entity with respect to which Sysco beneficially owns, directly or indirectly, at least 50% of the total voting power of the interests of such entity and at least 50% of the total value of the interests of such entity.

1.7        Annual Compensation Limit. “Annual Compensation Limit” shall have the meaning set forth in Section 4.1(a) of this Program.

1.8        Annuity.  “Annuity” means a monthly annuity for the life of the Participant with a ten (10) year certain period.  Except as provided in Section 4.5 of this Program, a Participant’s Vested Accrued Benefit and Retirement Benefit are expressed in the form of an Annuity.

1.9        Beneficiary.  “Beneficiary” means a person or entity designated by the Participant under the terms of this Program to receive any amounts distributed under this Program upon the death of the Participant.

1.10       Benefit Commencement Date. “Benefit Commencement Date” means the first date the Participant’s benefits are payable under Section 4.1(d) of this Program, without regard to any delay under either Section 4.6 or Section 4.7 of this Program.

1.11       Board of Directors.  “Board of Directors” means the Board of Directors of Sysco.

1.12       Change of Control.  “Change of Control” means the occurrence of one or more of the following events:

(a)                    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Act) of 20% or more of either (i) the then-outstanding shares of Sysco common stock (the “Outstanding Sysco Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of Sysco entitled to vote generally in the election of directors (the “Outstanding Sysco Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (1) any acquisition directly from Sysco, (2) any acquisition by Sysco, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sysco or any Affiliate, or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections (c)(i), (c)(ii) and (c)(iii), below;

(b)                    Individuals who, as of July 1, 2012, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to July 1, 2012 whose election, or nomination for election by Sysco’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c)                    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Sysco or any of its Affiliates, a sale or other disposition of all or substantially all of the assets of Sysco, or the acquisition of assets or stock of another entity by Sysco or any of its Affiliates (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Sysco Common Stock and the Outstanding Sysco Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Sysco or all or substantially all of Sysco’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Sysco Common Stock and the Outstanding Sysco Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sysco or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d)                    Approval by the stockholders of Sysco of a complete liquidation or dissolution of Sysco.

1.13       Change of Control Period. “Change of Control Period” shall have the meaning set forth in Section 7.3(d) of this Program.

1.14       Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.15       Company.  “Company” means Sysco and any Subsidiary other than a Non-Participating Subsidiary.

1.16       Compensation.  “Compensation” shall have the meaning set forth in Section 4.1(b) of this Program.

1.17       Compensation Committee.  “Compensation Committee” means the Compensation Committee of the Board of Directors.

1.18       Death Benefit Eligible Earnings.  “Death Benefit Eligible Earnings” shall have the meaning set forth in Section 6.1(a) of this Program.

1.19       Deferred Retirement Benefit.  “Deferred Retirement Benefit” shall have the meaning set forth in Section 4.1(d) of this Program.

1.20       Determination Date.  “Determination Date” means the date as of which a Participant’s Accrued Benefit and Vested Accrued Benefit are calculated.  The Determination Date for determining a Participant’s Accrued Benefit under Article IV of this Program shall be December 31, 2012.  The Determination Date for determining a Participant’s Vested Accrued Benefit shall be the date of the Participant’s death, Retirement or Vested Separation from Sysco and its Subsidiaries.

1.21       EDCP.  “EDCP” means the Sysco Corporation Executive Deferred Compensation Plan, as it may be amended from time to time and any successor plan thereto.

1.22       Effective Date. “Effective Date” means December 31, 2012.

1.23       Eligible Earnings.  “Eligible Earnings” shall have the meaning set forth in Section 4.1(c) of this Program.

1.24        ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.25       Executive Officer.  “Executive Officer” means each of Sysco’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice Presidents, Senior Vice Presidents or any other officers designated as “officers” for purposes of Section 16 of the Securities Act.

1.26       Executive Retirement Plans. “Executive Retirement Plans” means, collectively, this Program, the Plan, the Management Savings Plan, the EDCP and the Canadian Executive Capital Accumulation Plan, and such other non-qualified deferred compensation arrangements sponsored by Sysco or a Subsidiary as determined by the Compensation Committee.

1.27         For Cause Event.  “For Cause Event” shall have the meaning set forth in Section 7.3(a) of this Program.

1.28       Frozen Participant.  “Frozen Participant” means a Participant in the employ of the Company as of December 31, 2012, whose participation in this Program was frozen on or before December 31, 2012 because (i) he ceased to be an MIP participant; (ii) he transferred to a Non-Participating Subsidiary; or (iii) his income became subject to foreign income tax laws.  A Participant who was a Frozen Participant as of December 31, 2012, shall for all purposes of this Program be treated as a Frozen Participant from and after the Effective Date until his Separation from Service.

1.29       Joint and Survivor Annuity.  “Joint and Survivor Annuity” means a joint and two-thirds survivor monthly annuity with a ten (10) year certain period that is the Actuarial Equivalent of an Annuity.  This annuity is payable during the joint lives of the Participant and his spouse, and a monthly annuity shall continue for the life of the survivor in an amount equal to two-thirds of the monthly amount provided during their joint lives.  Notwithstanding the above, during the ten (10) year certain period,  there shall be no reduction in the amount of such payment regardless of the death of either or both the Participant and his spouse.

1.30       Management Incentive Plan or MIP.  “Management Incentive Plan” or “MIP” means the Sysco Corporation 2005 Management Incentive Plan, as amended and restated, and the Sysco Corporation 2009 Management Incentive Plan, as each may be amended from time to time, and any successor plans thereto.

1.31       Management Savings Plan or MSP.  “Management Savings Plan” or “MSP” means the Sysco Corporation Management Savings Plan as it may be amended from time to time and any successor plan thereto.

1.32       Minimum Vested Accrued Benefit.  “Minimum Vested Accrued Benefit” shall have the meaning set forth in Section 10.2(a) of this Program.

1.33       MIP Bonus.  “MIP Bonus” means all or a portion of the bonus payable to the Participant under the MIP, other than MIP Additional Bonuses (as defined in the MIP), or any amounts payable to the Participant as a substitute for or in lieu of such Participant’s MIP bonus for a fiscal year (but excluding any amounts paid as a substitute for or in lieu of such MIP bonus pursuant to a severance agreement or other arrangement providing for post-termination benefits, unless otherwise determined by the Compensation Committee).

1.34       Non-Participating Subsidiary.  “Non-Participating Subsidiary” means a Subsidiary that has not adopted this Program pursuant to Article IX of this Program.

1.35       Normal Retirement Date.  “Normal Retirement Date” shall have the meaning set forth in Section 4.1(e) of this Program.

1.36       Participant.  “Participant” means an employee of a Company who is eligible for and is participating in this Program and any other current or former employee of Sysco and its Subsidiaries who is entitled to a benefit under this Program. Unless otherwise specified herein, references to a Participant or Participants shall include both Active Participants and Frozen Participants.

1.37       Pension Plan.  “Pension Plan” means the Sysco Corporation Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Code, and any U.S. tax-qualified defined benefit pension plan successor thereto.

1.38       Plan.  “Plan” means the Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, as it may be amended from time to time.  Unless otherwise specified herein, references herein to the Plan shall refer to the Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan only and not this Program.

1.39       Plan Year.  “Plan Year” means the period that coincides with the fiscal year of Sysco.  Sysco has a 52/53 week fiscal year beginning on the Sunday next following the Saturday closest to June 30th of each calendar year.

1.40         Program.  “Program” means this Amended and Restated Sysco Corporation MIP Retirement Program, which constitutes Appendix I to the Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, as it may be amended from time to time.

1.41         Retired Participant.  “Retired Participant” shall have the meaning set forth in Section 6.1(b) of this Program.

1.42        Retirement.  “Retirement” shall have the meaning set forth in Section 4.1(f) of this Program.

1.43       Retirement Benefit.  “Retirement Benefit” shall have the meaning set forth in Section 4.1(g) of this Program.

1.44       Section 125 Cafeteria Plan.  “Section 125 Cafeteria Plan” means the Sysco Corporation Pretax Premium and Reimbursement Account Plan, a “cafeteria plan” qualified under Section 125 of the Code, any successor plan thereto and any other such plan maintained by Sysco or a Subsidiary.

1.45       Section 409A.  “Section 409A” means Section 409A of the Code. References herein to “Section 409A” shall also include any regulatory and other interpretive guidance promulgated by the U.S. Treasury

Department, including the U.S. Treasury Regulations, or the U.S. Internal Revenue Service under Section 409A of the Code.

1.46       Securities Act.  “Securities Act” means the Securities Exchange Act of 1934, as amended from time to time.

1.47       Separation from Service.  “Separation from Service” means a “separation from service” within the meaning of Section 409A. A Participant shall have experienced a “separation from service” as a result of a termination of employment if the level of bona fide services performed by the Participant for Sysco or a Subsidiary decreases to a level equal to twenty-five percent (25%) or less of the average level of services performed by the Participant during the immediately preceding thirty-six (36) month period, taking into account any periods of performance excluded by Section 409A.

1.48       Specified Employee.  “Specified Employee” means a “specified employee” as defined in Section 409A (a)(2)(B)(i) of the Code.  By way of clarification, a “specified employee” means a “key employee” (as defined in Section 416(i) of the Code, disregarding Section 416(i)(5) of the Code) of the Company.  A Participant shall be treated as a key employee if he meets the requirements of Section 416(i)(1)(A)(i), (ii), or (iii) of the Code (applied in accordance with the Treasury Regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the twelve (12) month period ending on an Identification Date (as defined below).  If a Participant is a key employee as of an Identification Date, he shall be treated as a Specified Employee for the twelve (12) month period beginning on the first day of the fourth month following such Identification Date.  For purposes of any “Specified Employee” determination hereunder, the “Identification Date” shall mean December 31.  The Compensation Committee may in its discretion amend the Plan (including this Program) to change the Identification Date, provided that any change to the Plan’s (including this Program’s) Identification Date shall not take effect for at least twelve (12) months after the date of the Plan (including this Program) amendment authorizing such change.

1.49       Subsidiary.  “Subsidiary” means (a) any corporation which is a member of a “controlled group of corporations” which includes Sysco, as defined in Section 414(b) of the Code, (b) any trade or business under “common control” with Sysco, as defined in Section 414(c) of the Code, (c) any organization which is a member of an “affiliated service group” which includes Sysco, as defined in Section 414(m) of the Code, (d) any other entity required to be aggregated with Sysco pursuant to Section 414(o) of the Code, and (e) any other organization or employment location designated as a “Subsidiary” by resolution of the Board of Directors.

1.50       Sysco.  “Sysco” means Sysco Corporation, the sponsor of the Plan (including this Program).

1.51       Sysco Service.  “Sysco Service” means service with Sysco and its Subsidiaries (including pre-acquisition service) for which a Participant is awarded “credited service” under the Pension Plan for vesting purposes or would have been awarded credited service under the Pension Plan for vesting purposes if the Participant were covered under the Pension Plan.

1.52       Three-Year Final Average Compensation. “Three-Year Final Average Compensation” shall have the meaning set forth in Section 6.1(c) of this Program.

1.53       Total Payments.  “Total Payments” means all payments or benefits, including any accelerated vesting or payment of such benefits, received or to be received by a Participant in connection with a “change of control” (within the meaning of Section 280G of the Code) of Sysco under the terms of the Executive Retirement Plans or any other non-qualified deferred compensation arrangement sponsored by Sysco or any Subsidiary (or any company for which the Participant worked that was acquired by Sysco or a Subsidiary), and in connection with a change of control of Sysco under the terms of any stock incentive plan, mid-term or long-term incentive cash plan, or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a change of control or any person affiliated with the Company or who as a result of the completion of transactions causing a change of control become affiliated with the Company within the meaning of Section 1504 of the Code, taken collectively.

1.54       Trust. “Trust” shall mean the trust established pursuant to the Trust Agreement.

1.55       Trust Agreement. “Trust Agreement” shall mean the Third Amended and Restated Grantor Trust under the Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan, as may be further amended and/or restated from time to time.

1.56       Trustee. “Trustee” shall mean the trustee as defined in the Trust Agreement.

1.57       Vested Accrued Benefit.  “Vested Accrued Benefit” shall have the meaning set forth in Section 4.3 of this Program.

1.58       Vested Percentage.  “Vested Percentage” shall mean the Participant’s vested percentage determined in accordance with Article III of this Program.

1.59       Vested Separated Participant.  “Vested Separated Participant” shall have the meaning set forth in Section 6.1(d) of this Program.

1.60       Vested Separation.  “Vested Separation” shall have the meaning set forth in Section 4.1(h) of this Program.

ARTICLE II

ELIGIBILITY & CONTINUED PARTICIPATION

2.1        Eligibility.   Those individuals who were Participants in the Current Program as of December 31, 2012, shall be eligible to participate in this Program.

2.2        Benefits upon Re-Employment.  If a Retired or Vested Separated Participant is subsequently re-employed by Sysco or an Affiliate, the re-employed Participant’s status shall remain that of a Retired or Vested Separated Participant for all purposes under this Program and distributions to such Participant shall commence as provided under Section 4.4 without regard to his re-employment or, in the case of a Retired or Vested Separated Participant who is receiving distributions from this Program as of his re-employment date, such payments shall continue unchanged during his period of re-employment.

ARTICLE III

VESTING

Subject to Section 7.5, effective as of December 31, 2012, all Active Participants and Frozen Participants shall be 100% vested in their Accrued Benefit. If a Participant’s Vested Percentage is reduced by reason of Section 7.5, no additional vesting credit shall be awarded to such Participant under this Program.

ARTICLE IV

ACCRUED BENEFIT & RETIREMENT BENEFIT

4.1        Definitions.  The following definitions are used in this Article IV:

(a)                    Annual Compensation Limit.  “Annual Compensation Limit” means the annual compensation limit under Section 401(a)(17) of the Code and as described under Sections 1.06(d) and (e) of the Pension Plan.

(b)                    Compensation.  “Compensation” means the following:

(i)                                For a calendar year prior to the calendar year in which a Participant first becomes a MIP participant, the Participant’s “eligible earnings,” as such term is defined in the Pension Plan without regard to the Annual Compensation Limit.

(ii)                               For a calendar year during which the Participant was, at any time, a MIP participant, the sum of the Participant’s:

(A)                                            base salary actually paid to the Participant during such calendar year, and  including any base salary deferred under any of the following: (x) the 401(k) Plan, (y) the Section 125 Cafeteria Plan, and (z) the EDCP; and

(B)                                            the MIP Bonus earned by the Participant with respect to the fiscal year of Sysco ending in any such calendar year, without regard to whether or not such MIP Bonus was deferred under the EDCP; provided, however, the amount of the MIP Bonus included as Compensation for any calendar year shall not exceed 150% of the Participant’s rate of base salary in effect on the last day of the fiscal year for which such MIP Bonus was payable.

(iii)                             Notwithstanding the foregoing, Compensation shall be disregarded, as applicable, for periods:

(A)                                            prior to July 2, 1989;

(B)                                            after December 31, 2012;

(C)                                            prior to the Participant’s first date of hire by Sysco or its Subsidiaries or, if later, the date of acquisition by Sysco of a Subsidiary for which the Participant then worked;

(D)                                            during which a Participant was a Frozen Participant; and

(E)                                            for which Sysco Service was forfeited under the Pension Plan following a period of severance.

(c)                    Eligible Earnings.  “Eligible Earnings” means the aggregate of the excess of a Participant’s Compensation for each calendar year during the period such Participant was accruing benefits under this Program over the Annual Compensation Limit with respect to each such calendar year; provided, however, such Annual Compensation Limit shall be ignored for periods during which the Participant did not accrue benefits under the Pension Plan and provided, further, the Annual Compensation Limit shall be prorated for any short plan year under the Pension Plan.

(d)                    Benefit Commencement Date.  “Benefit Commencement Date” means the first day of the month coinciding with or next following the date determined as follows: (i) if the Participant has at least ten (10) years of Sysco Service as of the Participant’s actual Retirement or Vested Separation date, the later of age fifty-five (55) or the Participant’s actual Retirement or Vested Separation date; or (ii) the later of age sixty-five (65) or the Participant’s actual Retirement or Vested Separation date.  If a Participant’s Benefit Commencement Date is other than the first day of the month coinciding with or next following the Participant’s actual Retirement or Vested Separation date such Participant’s Retirement Benefit shall be referred to herein as a “Deferred Retirement Benefit.”

(e)                    Normal Retirement Date.  “Normal Retirement Date” means the first day of the month coincident with or next following the Participant’s sixty-fifth (65th) birthday or actual Retirement date, whichever is later.

(f)                    Retirement.  “Retirement” means the Participant’s Separation from Service from Sysco or its Subsidiaries other than for death, provided that at the time of such Separation from Service, the Participant is (i) at least age fifty-five (55) and has at least ten (10) years of Sysco Service; or (ii) at least age sixty-five (65).

(g)                    Retirement Benefit.  “Retirement Benefit” means the benefit paid to a Participant, at the time(s) and in the amount determined under this Article IV, as a result of a Participant’s Retirement or Vested Separation.

(h)                    Vested Separation.  “Vested Separation” means the Participant’s Separation from Service from Sysco or its Subsidiaries, other than upon Retirement or death, if, at the time of the Participant’s Separation from Service the Participant has a Vested Accrued Benefit.

4.2        Accrued Benefit.  “Accrued Benefit” means, as of the Determination Date, a monthly benefit payable as of the Participant’s Normal Retirement Date equal to (a) one and one-half percent (1.5%) times the Participant’s Eligible Earnings, divided by (b) twelve (12).

4.3        Vested Accrued Benefit.          “Vested Accrued Benefit” means, as of the Determination Date, the Participant’s Vested Percentage multiplied by his Accrued Benefit.

4.4        Retirement Benefit.  Subject to Sections 4.6 and 4.7, a Participant shall be entitled to his Vested Accrued Benefit commencing on his Benefit Commencement Date; provided, however, the Vested Accrued Benefit will be reduced by 5/9ths of one percent (1%) for each of the first sixty (60) calendar months and 5/18ths of one percent (1%) for each of the next sixty (60) calendar months by which the Benefit Commencement Date precedes the Participant’s Normal Retirement Date.

4.5        Form of Payment.  At the time and in the form prescribed by the Administrative Committee, but, in any event, prior to the date the first monthly annuity payment is to be made to the Participant under this Program, a married Participant married may elect the form of payment of the Participant’s Retirement Benefit, to be paid either as an Annuity or a Joint and Survivor Annuity, which forms of payment shall be actuarially equivalent annuities in accordance with the requirements of Section 409A of the Code.  If the married Participant does not elect a form of payment in accordance with the procedures established by the Administrative Committee and as of the date that the first monthly annuity payment is made the Participant is married to the same spouse to whom the Participant was married on the Participant’s Benefit Commencement Date, the form of payment of the Participant’s Retirement Benefit will be a Joint and Survivor Annuity.  If the married Participant as of the Participant’s Benefit Commencement Date is no longer married on the date that the first monthly annuity payment is made to the Participant under this Program or the married Participant is married to a spouse other than the spouse to whom the Participant was married on the Participant’s Benefit Commencement Date, then the form of payment of the Participant’s Retirement Benefit will be an Annuity. If a Participant is not married as of the date of the Participant’s Benefit Commencement Date, the form of payment of the Participant’s Retirement Benefit will be an Annuity.  Any election made by a married Participant pursuant to this Section 4.5 may be changed pursuant to the rules and procedures prescribed by the Administrative Committee, provided that no such change can be made following the date that the first monthly annuity payment is made to the Participant under this Program.

4.6        Administrative Delay.  Except as required under Section 4.7, payment of the Participant’s Retirement Benefit under Section 4.4 shall begin on the Benefit Commencement Date or the first day of the month as soon as administratively practicable thereafter but in no event later than the last day of the taxable year in which the Benefit Commencement Date occurs, or if later within two and one-half (2½) months of the Benefit Commencement Date, unless an exception under Section 409A applies.  The aggregate amount of any delayed payments, without interest, shall be paid to the Participant on such delayed commencement date.

4.7        Delay of Payments under Section 409A of the Code.  Notwithstanding anything to the contrary contained herein, the distribution of a Retirement Benefit under Section 4.4 to a Participant who is a Specified Employee shall not commence earlier than the date that is six (6) months after the date of such Participant’s Retirement or Vested Separation if such earlier commencement would result in the imposition of the excise tax under Section 409A.  If distributions to a Participant are so delayed, such distributions shall commence at the later of (a) the first day of the month coincident with or next following the date that is six (6) months after the Participant’s Retirement or Vested Separation; or (b) the Participant’s Benefit Commencement Date.  If a Participant’s distributions are delayed by reason of clause (a), above, the aggregate amount of any such delayed payments, together with interest on such delayed payments (calculated using the interest rate used for determining Actuarial Equivalence), shall be paid to the Participant on such delayed commencement date.

ARTICLE V

FROZEN PARTICIPATION

5.1        In General.  This Article V provides special rules that apply to a Participant who is a Frozen Participant.  To the extent that this Article V or other provisions of this Program do not otherwise specify, such Participant shall be treated as any other Participant to the extent necessary to implement this Article V.

5.2        Frozen Participation.

(a)                    Sysco Service and Age Credit.  During the period of time during which his participation is frozen, a Frozen Participant shall continue to be awarded Sysco Service and age credit for purposes of the Benefit Commencement Date under Section 4.1(d).

(b)                    Eligible Earnings.  A Participant’s Compensation during the period that such Participant was a Frozen Participant shall not be included in the calculation of such Participant’s Eligible Earnings.

ARTICLE VI

DEATH BENEFIT

6.1        Definitions.  The following definitions are used in this Article VI:

(a)                    Death Benefit Eligible Earnings. “Death Benefit Eligible Earnings” for a Plan Year shall mean the sum of (i) the annual rate of the Participant’s base salary as of his last day of employment during the applicable Plan Year, and (ii) the cash bonus earned by the Participant under the MIP, other than MIP Additional Bonuses (as defined in the MIP), with respect to such Plan Year, without regard to whether or not such MIP bonus was deferred under the EDCP.

(b)                    Retired Participant.  “Retired Participant” means a Participant (i) whose Benefit Commencement Date has occurred but who has not yet received his first benefit payment hereunder or (ii) who is receiving benefit payments hereunder.

(c)                    Three-Year Final Average Compensation. “Three-Year Final Average Compensation” means the annual average of the Participant’s Death Benefit Eligible Earnings for the three (3) Plan Years (excluding those Plan Years in which the Participant does not have any Death Benefit Eligible Earnings) ending immediately before June 30, 2013.  Unless otherwise provided herein, the Plan Year in which the Participant was originally hired shall be disregarded if he was hired after the first business day of such Plan Year.  Similarly, the Plan Year in which death occurs shall be disregarded if death occurs before the last business day of such Plan Year.  If the Participant does not have three (3) Plan Years of Death Benefit Eligible Earnings, the Participant’s Three-Year Final Average Compensation shall be based on the annual average of Death Benefit Eligible Earnings for the available Plan Years ending immediately before June 30, 2013.  If all Plan Years have been excluded (i.e. there are no “available” Plan Years), Three-Year Final Average Compensation shall mean the Participant’s Death Benefit Eligible Earnings in the Plan Year ending June 29, 2013.

(d)                    Vested Separated Participant. “Vested Separated Participant” means a Participant who is entitled to a Deferred Retirement Benefit and whose Benefit Commencement Date has not occurred.

6.2        Death of an Active Participant.  If an Active Participant dies while in the employ of Sysco or a Subsidiary, such Participant’s spouse or other Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Participant’s death, without regard to the Participant’s election, if any, pursuant to Section 4.5.   Such monthly annuity shall be Actuarially Equivalent to the greater of the Actuarially Equivalent single-sum value of: (i) an annual payment equal to 25% of the Participant’s Three-Year Final Average Compensation payable for ten (10) years certain, or (ii) the Participant’s Vested Accrued Benefit as of his date of death, reduced for the period by which the first payment of the death benefit precedes the Participant’s Normal Retirement Date by 5/9ths of one percent (1%) for each of the first sixty (60) calendar months, 5/18ths of one percent (1%) for each of the next sixty (60) calendar months and actuarially thereafter (using the assumptions for Actuarial Equivalence).

6.3        Death of Frozen Participant.  If a Frozen Participant dies while in the employ of Sysco or a Subsidiary, the Frozen Participant’s spouse or other Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Frozen Participant’s death, without regard to the Participant’s election, if any, pursuant to Section 4.5.  Such monthly annuity shall be Actuarially Equivalent to the single sum value of the survivor’s benefit that would have been payable to the Participant’s spouse or other Beneficiary if the Participant had begun receiving a hypothetical retirement benefit on his date of death.  The amount of such hypothetical retirement benefit shall equal the Participant’s Vested Accrued Benefit as of his date of death, reduced, for the period by which the first payment of the death benefit precedes the Participant’s Normal Retirement Date, by 5/9ths of one percent (1%) for each of the first sixty (60) calendar months, 5/18ths of one percent (1%) for each of the next sixty (60) calendar months and actuarially thereafter (using the assumptions for Actuarial Equivalence), adjusted, as applicable, to take into account the form of payment of such Participant’s Retirement Benefit under Section 4.5 of this Program. For purposes of determining the amount of the survivor’s benefit under this Section 6.3, if a Participant’s Retirement Benefit was to be paid in the form of a Joint and Survivor Annuity, and the Participant designated a Beneficiary other than his spouse, his Beneficiary shall be substituted for the Participant’s “spouse” for purposes of conversion to a Joint and Survivor Annuity.

6.4        Death of Vested Separated Participant. Upon the death of a Vested Separated Participant such Participant’s spouse or other Beneficiary shall be entitled to a monthly annuity payable for life with a ten (10) year certain period commencing on the first day of the month coincident with or next following the Participant’s death.  Such monthly annuity shall be Actuarially Equivalent to the single sum value of the survivor’s benefit that would have been payable to the Participant’s spouse or other Beneficiary if the Participant had begun receiving a hypothetical retirement benefit on his date of death.  The amount of such hypothetical retirement benefit shall equal the Participant’s Vested Accrued Benefit as of his Retirement or Vested Separation date, reduced, for the period by which the first payment of the death benefit precedes the Participant’s Normal Retirement Date, by 5/9ths of one percent (1%) for each of the first sixty (60) calendar months, 5/18ths of one percent (1%) for each of the next sixty (60) calendar months and actuarially thereafter (using the assumptions for Actuarial Equivalence), adjusted, as applicable, to take into account the form of payment of such Participant’s Retirement Benefit under Section 4.5 of this Program. For purposes of determining the amount of the survivor’s benefit under this Section 6.4, if a Participant’s Retirement Benefit was to be paid in the form of a Joint and Survivor Annuity, and the Participant designated a Beneficiary other than his spouse, his Beneficiary shall be substituted for the Participant’s “spouse” for purposes of conversion to a Joint and Survivor Annuity.

6.5        Death of Retired Participant before or after Commencement of Benefits.  If a Retired Participant (a) dies before benefit payments begin or (b) dies after benefit payments begin, any death benefit that may be payable hereunder is a function of the form of payment applicable to such Retired Participant (“Joint and Survivor Annuity” or “Annuity” as provided under Section 4.5 of this Program), as described below:

(a)                    Joint and Survivor Annuity.

(i)                                Death of Participant or Spouse during Ten (10) Year Certain Period.  If either the Participant or his spouse (but not both) dies before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount payable during their joint lives shall be paid to the survivor for the balance of the ten (10) year certain period and then two-thirds (2/3rds) of that amount shall be paid to the survivor for life.

(ii)                               Death of Both Participant and Spouse during Ten (10) Year Certain Period.  If both the Participant and his spouse die before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount payable during their joint lives shall be paid to the Participant’s Beneficiary for the balance of the ten (10) year certain period.

(iii)                             Cessation of Benefits.  No further benefits are payable after the later of (A) the deaths of the Participant and his spouse or (B) the end of the ten (10) year certain period.

(iv)                               Spouse.  For purposes of this Section 6.5(a), “spouse” refers to the Participant’s spouse whose birth date was used in the calculation of the Joint and Survivor Annuity, even if the Participant is married to a different individual at the time of the Participant’s death.

(b)                    Annuity.

(i)                                Death of Participant during Ten (10) Year Certain Period.  If the Participant dies before the first benefit payment or during the ten (10) year certain period following the Benefit Commencement Date, the benefit amount shall be paid to the Participant’s Beneficiary for the balance of the ten (10) year certain period.

(ii)                               Cessation of Benefits.  No further benefits are payable after the later of (a) the death of the Participant or (b) the end of the ten (10) year certain period.

6.6        Administrative Delay.  Death benefits shall commence as of the date set forth in this Article VI or the first day of the month as soon as administratively practicable thereafter but in any event within ninety (90) days of the Participant’s death.  The aggregate amount of any such delayed payments, without interest on such delayed payments, shall be paid to the Beneficiary on such delayed commencement date.

6.7        Beneficiary Designation for Ten (10) Year Certain Period.  A Beneficiary designation shall be effective upon receipt by the Administrative Committee of a properly executed form which the Administrative Committee has approved for that purpose, and shall remain in force until revoked or changed by the Participant.  The Participant may, prior to the commencement of benefits under the Plan, from time to time, revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Administrative Committee.  Any Beneficiary designation by a married Participant who designates any person or entity other than the Participant’s spouse shall be ineffective unless the Participant’s spouse has indicated consent by completing and signing the applicable spousal consent section of the approved Beneficiary designation form.

(a)                    Upon entering the Plan, each Participant shall file with the Administrative Committee a designation of one or more Beneficiaries to whom the death benefit provided by Sections 6.2, 6.3, 6.4 and 6.5 of this Program shall be payable.

(b)                    Upon Retirement or Vested Separation and prior to commencement of benefits under Article IV of this Program, the Participant shall designate one or more Beneficiaries to receive the remaining period certain payments, which designation shall be made and modified in accordance with the procedures set forth in this Section 6.8.  If the Participant does not designate one or more Beneficiaries to receive the remaining period certain payments, the Beneficiaries designated by the Participant upon entering the Plan shall be the Participant’s Beneficiaries for purposes of the remaining period certain payments.  A spouse of a Participant may not change the Beneficiaries designated by the Participant, including the Beneficiaries to whom the remaining period certain payments may be paid.  Notwithstanding the preceding sentences of this Section 6.8(b), in the case of a Joint and Survivor Annuity, a Beneficiary designation shall have no effect unless (i) the Participant and the Participant’s spouse both die during the ten (10) year certain period and (ii) if the Participant dies during the ten (10) year certain period and the Beneficiaries designated by the Participant have predeceased the Participant or, in the case of an entity, otherwise ceased to exist, the Participant’s surviving spouse who is receiving the survivor benefit under the Joint and Survivor Annuity may designate the Beneficiaries to receive any remaining guaranteed payments if the spouse should die during the ten (10) year certain period.

(c)                    If there is no valid Beneficiary designation on file with the Administrative Committee at the time of the Participant’s death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or, in the case of an entity, otherwise ceased to exist, the Beneficiary shall be the Participant’s spouse, if the spouse survives the Participant, or otherwise the Participant’s estate.  A Beneficiary who is an individual shall be deemed to have predeceased the Participant if the Beneficiary dies within thirty (30) days of the date of the Participant’s death.  If any Beneficiary survives the Participant but dies or, in the case of an entity, otherwise ceases to exist, before receiving all payments due under this Article VI, the balance of the payments that would have been paid to that Beneficiary shall, unless the Participant’s Beneficiary designation provides otherwise, be distributed to the deceased individual Beneficiary’s estate or, in the case of an entity, to the Participant’s spouse, if the spouse survives the Participant, or otherwise to the Participant’s estate.

ARTICLE VII

PROVISIONS RELATING TO ALL BENEFITS

7.1        Effect of this Article.  The provisions of this Article shall control over all other provisions of the Plan (including this Program).

7.2        Termination of Employment.  A Participant’s termination of employment for any reason prior to the Participant’s vesting under Article III of this Program shall cause the Participant and all his Beneficiaries to forfeit all interests in and under this Program, other than any death benefit payable to such Participant’s Beneficiaries under Article VI of this Program.

7.3        Forfeiture for Cause.

(a)                    Forfeiture on Account of Discharge. If the Administrative Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and a former Participant, that the Participant was discharged by Sysco or a Subsidiary for: (i) fraud, (ii) embezzlement, (iii) theft, (iv) commission of a felony, (v) proven dishonesty in the course of his employment by Sysco or a Subsidiary which damaged Sysco or a Subsidiary, or (vi) disclosing trade secrets of Sysco or a Subsidiary ((i) through (vi) individually and collectively referred to as a “For Cause Event”), the entire Vested Accrued Benefit of the Participant and/or his Beneficiaries shall be forfeited.

(b)                    Forfeiture after Commencement of Benefits. If the Administrative Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and the former Participant, that a former Participant who has begun receiving benefits under the Plan (including this Program) engaged in a For Cause Event during his employment with Sysco or a Subsidiary (even though the Participant was not discharged from Sysco or the Subsidiary for such a For Cause Event), the former Participant’s and/or Beneficiaries’ remaining benefit payments under the Plan (including this Program) shall be forfeited.

(c)                    Administrative Committee Discretion.  The decision of the Administrative Committee as to the existence of a For Cause Event shall be final.  No decision of the Administrative Committee shall affect the finality of the discharge of the Participant by Sysco or the Subsidiary in any manner.

(d)                    Special Rule for Change of Control. Notwithstanding the above, the forfeitures created by Sections 7.3(a) and 7.3(b) above shall not apply to a Participant or former Participant who: (i) is discharged during the Plan Year in which a Change of Control occurs, or during the next three (3) succeeding Plan Years following the Plan Year in which a Change of Controls occurs (the “Change of Control Period”) or (ii) during the Change of Control Period is determined by the Administrative Committee to have engaged in a For Cause Event, unless a court reviewing the Administrative Committee’s findings agrees with the Administrative Committee’s determination to apply the forfeiture.

7.4        Forfeiture for Competition.  If, at the time a distribution is being made or is to be made to a Participant, the Administrative Committee finds, after full consideration of the facts presented on behalf of Sysco or a Subsidiary and the Participant, that the Participant has engaged in any of the conduct set forth in this Section 7.4, the entire benefit remaining to be paid to the Participant and/or his Beneficiaries shall be forfeited, even though it may have been previously vested under any portion of the Plan (including this Program); provided, however, that this Section 7.4 shall not apply to any Participant whose termination of employment from Sysco or a Subsidiary occurs during a Change of Control Period.  A forfeiture shall occur if, at any time within one (1) year after his termination of employment from Sysco or a Subsidiary or at any time after the Participant’s Benefit Commencement Date, in either case, while any remaining benefit is to be paid to the Participant and/or his Beneficiaries under the Plan (including this Program), and without written consent of Sysco’s Chief Executive Officer or General Counsel, the Participant:

(a)                    either directly or indirectly owns, operates, manages, controls, or participates in the ownership, management, operation, or control of, or is employed by, or is paid as a consultant or other independent contractor by, a business which competes with any aspect of the business of Sysco or a Subsidiary by which he was formerly employed (as the scope of Sysco’s or such Subsidiary’s business is defined as of the date of Participant’s termination of employment) in a trade area served by Sysco or the Subsidiary and in which the Participant directly or indirectly represented Sysco or the Subsidiary while employed by it; and the Participant continues to be so engaged ten (10) days after written notice has been given to him by or on behalf of Sysco or the Subsidiary;

(b)                    either directly or indirectly owns, operates, manages, controls, or participates in the ownership, management, operation, or control of, or is employed by, or is paid as a consultant or other independent contractor by, a customer or supplier of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or a Subsidiary by which he was formerly employed; and the Participant continues to be so engaged ten (10) days after written notice has been given to him by or on behalf of Sysco or the Subsidiary;

(c)                    on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly markets, solicits or sells to any actual or prospective customer of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or the Subsidiary by which he was formerly employed;

(d)                    on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly markets to, solicits or buys from any supplier of Sysco or a Subsidiary by which he was formerly employed and with whom the Participant dealt, either directly or indirectly through the supervision of others, on behalf of Sysco or the Subsidiary by which he was formerly employed;

(e)                    on behalf of a business which competes with Sysco or a Subsidiary by which he was formerly employed, directly or indirectly solicits, offers employment to, hires or otherwise enters into a consulting relationship with any employee of Sysco or any Subsidiary;

(f)                    either (i) fails to return to Sysco or the Subsidiary by which he was formerly employed, within ten (10) days of any request issued to the Participant, any and all trade secrets or confidential information or any portion thereof and all materials relating thereto in his possession, or (ii) fails to hold in confidence or reproduces, distributes, transmits, reverse engineers, decompiles, disassembles, or transfers, directly or indirectly, in any form, by any means, or for any purpose, any Sysco or Subsidiary trade secrets or confidential information or any portion thereof or any materials relating thereto; or

(g)                    makes any disparaging comments or accusations detrimental to the reputation, business, or business relationships of Sysco (as reasonably determined by Sysco or a Subsidiary), and the Participant fails to retract such comments or accusations within sixty (60) days after written notice demanding such retraction has been provided to him by or on behalf of Sysco or the Subsidiary.

7.5        Restrictions on any Portion of Total Payments Determined to be Excess Parachute Payments.  If any payment or benefit received or to be received by a Participant in connection with a “change of control” (as defined in Section 280G of the Code and the Treasury Regulations thereunder) of Sysco would either (i) result in such payment or benefit not being deductible, whether in whole or in part, by Sysco or any Subsidiary, as a result of Section 280G of the Code, and/or (ii) result in the Participant being subject to the excise tax imposed under Section 4999 of the Code, then the benefits payable under the Executive Retirement Plans shall be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code (and/or not subject to the excise tax imposed under Section 4999 of the Code) or the benefits payable under the Executive Retirement Plans have been reduced to zero.  If a Participant is entitled to a benefit under more than one (1) of the Executive Retirement Plans, then the reduction shall be applied in the order determined by the Administrative Committee in its sole discretion.  The reduction in benefits payable under this Program, if any, shall be determined by reducing the Vested Percentage of the Participant’s Vested Accrued Benefit. In determining the amount of the reduction, if any, under this Program: (a) no portion of the Total Payments which the Participant has waived in writing prior to the date of the payment of benefits under this Plan shall be taken into account, (b) no portion of the Total Payments which tax counsel, selected by Sysco’s independent auditors and reasonably acceptable to the Participant (“Tax Counsel”), determines not to constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code shall be taken into account (including, without limitation, amounts not treated as a “parachute payment” as a result of the application of Section 280G(b)(4)(A)), (c) no portion of the Total Payments which Tax Counsel, determines to be reasonable compensation for services rendered within the meaning of Section 280G(b)(4)(B) of the Code will be treated as an “excess parachute payment” in the manner provided by Section 280G(b)(4)(B), and (d) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by Sysco’s independent auditors in accordance with Sections 280G(d)(3) and (4) of the Code. Notwithstanding anything herein or otherwise to the contrary, the Compensation Committee, may, within its sole discretion and pursuant to an agreement approved by the Compensation Committee, waive application of this Section 7.5, when it determines that specific situations warrant such action.

7.6        Claims Procedure.  Any person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (including this Program) (referred to hereinafter as a “Claimant”) must file a written request for such benefit with the Administrative Committee; provided, however, that any claim involving entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control shall be governed by Section 8.3(d)(i) of this Program.  Such written request must set forth the Claimant’s claim and must be addressed to the Administrative Committee at the Company’s principal office.

(a)                    Initial Claims Decision.  The Administrative Committee shall generally provide written notice to the Claimant of its decision within ninety (90) days  after the claim is filed with the Administrative Committee; provided, however, that the Administrative Committee may have up to an additional ninety (90) days  to decide the claim, if the Administrative Committee determines that special circumstances require an extension of time to decide the claim, and the Administrative Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.

(b)                    Appeals.  A Claimant may appeal the Administrative Committee’s decision by submitting a written request for review to the Administrative Committee within sixty (60) days after the earlier of receiving the denial notice or after expiration of the initial review period.  Such written request must be addressed to the Administrative Committee at the Company’s principal office.  In connection with such request, the Claimant (and his or her authorized representative, if any) may review any pertinent documents upon which the denial was based and may submit issues and comments in writing for consideration by the Administrative Committee.  If the Claimant’s request for review is not received within the earlier of sixty (60) days after receipt of the denial or after expiration of the initial review period, the denial shall be final, and the Claimant shall be barred and estopped from challenging the Administrative Committee’s determination.

(c)                    Decision Following Appeal.  The Administrative Committee shall generally make its decision on the Claimant’s appeal in writing within sixty (60) days following its receipt of the Claimant’s request for appeal; provided, however, that the Administrative Committee may have up to an additional sixty (60) days to decide the claim, if the Administrative Committee determines that special circumstances require an extension of time to decide the claim and the Administrative Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.  The Administrative Committee shall notify the Claimant of its decision on the Claimant’s appeal in writing, regardless of whether the decision is adverse.

(d)                    Decisions Final; Procedures Mandatory.  A decision on appeal by the Administrative Committee shall be binding and conclusive upon all persons, and completion of the claims procedures described in this Section 7.6 shall be a mandatory precondition to commencement of any court proceeding brought in connection with the Plan (including this Program) by a person claiming rights under the Plan (including this Program) or by another person claiming rights through such a person. Notwithstanding the preceding sentence, the Administrative Committee may, in its sole discretion, waive the procedures described in Sections 7.6(a) through 7.6(c) of this Program as a mandatory precondition to such an action.

7.7        Compensation Committee Decisions.  Notwithstanding anything in the Plan (including this Program) to the contrary, any determination made, or to be made, with respect to the benefits or rights of an Executive Officer under this Program shall not be made by the Administrative Committee but shall instead be made by the Compensation Committee, and each provision of the Plan (including this Program)  otherwise governing such a determination shall be interpreted and construed to substitute the Compensation Committee for the Administrative Committee in such provision.

ARTICLE VIII

ADMINISTRATION

8.1        Administrative Committee Appointment.  The Administrative Committee shall be appointed by the Compensation Committee.  Each Administrative Committee member shall serve until his or her resignation or removal.  The Compensation Committee shall have the sole discretion to remove any one or more Administrative Committee members and appoint one or more replacement or additional Administrative Committee members from time to time.

8.2        Administrative Committee Organization and Voting.  The organizational structure and voting responsibilities of the Administrative Committee shall be as set forth in the bylaws of the Administrative Committee.

8.3        Powers of the Administrative Committee.  Except as otherwise provided in Section 7.7 of this Program and unless such power is otherwise reserved by the Compensation Committee herein, the Administrative Committee shall have the exclusive responsibility for the general administration of the Plan (including this Program) according to the terms and provisions of the Plan (including this Program) and shall have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

(a)                    to make rules and regulations for the administration of the Plan (including this Program);

(b)                    to construe, interpret and apply all terms, provisions, conditions and limitations of the Plan (including this Program);

(c)                    to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan (including this Program) in the manner and to the extent it deems expedient to carry the Plan (including this Program) into effect for the greatest benefit of all parties at interest;

(d)                    subject to Section 7.3(d), to resolve all controversies relating to the administration of the Plan (including this Program), including but not limited to:

(i)                                differences of opinion arising between the Company and a Participant in accordance with Sections 7.6(a) through 7.6(c) of this Program, except when the difference of opinion relates to the entitlement to, the amount of or the method or timing of payment of a benefit affected by a Change of Control, in which event, such difference of opinion shall be decided by judicial action; and

(ii)                               any question it deems advisable to determine in order to promote the uniform administration of the Plan (including this Program) for the benefit of all parties at interest; and

(e)                    to delegate by written notice any plan administration duties of the Administrative Committee to such individual members of the Administrative Committee, individual employees of the Company, or groups of employees of the Company, as the Administrative Committee determines to be necessary or advisable to properly administer the Plan (including this Program).

8.4        Committee Discretion.  The Administrative Committee (or, as applicable, the Compensation Committee), in exercising any power or authority granted under this Plan (including the Program), or in making any determination under this Plan (including this Program), shall perform or refrain from performing those acts pursuant to such authority using its sole discretion and judgment.  By way of amplification, and without limiting the foregoing, the Company specifically intends that the Administrative Committee (or, as applicable, the Compensation Committee) have the greatest possible discretionary authority to construe, interpret and apply the terms of the Plan (including this Program) and to determine all questions concerning eligibility, participation and benefits. Any  decision made by the Administrative Committee (or, as applicable, the Compensation Committee) or any refraining to act or any act taken by the Administrative Committee (or, as applicable, the Compensation Committee) in good faith shall be final and binding on all parties, subject to the provisions of Sections 7.6(a) through 7.6(c) of this Program.  The Administrative Committee’s (or, as applicable, the Compensation Committee’s) decisions shall never be subject to de novo review. Notwithstanding the foregoing, the Administrative Committee’s (or, as applicable, the Compensation Committee’s) decisions, refraining to act or acting is to be subject to judicial review for those incidents occurring during the Change of Control Period.

8.5        Reimbursement of Expenses.  The Administrative Committee shall serve without compensation for their services but shall be reimbursed by Sysco for all expenses properly and actually incurred in the performance of their duties under the Plan (including this Program).

8.6        Indemnification.  To the extent permitted by law, members of the Board of Directors, members of the Compensation Committee, members of the Administrative Committee, employees of the Company, and all agents and representatives of the Company shall be indemnified by the Company, and saved harmless against any claims resulting from any action or conduct relating to the administration of the Plan (including this Program), except claims arising from gross negligence, willful neglect or willful misconduct.

ARTICLE IX

ADOPTION BY SUBSIDIARIES

9.1        Procedure for and Status after Adoption.  Any Subsidiary may, with the approval of the Administrative Committee, adopt this Program by appropriate action of its board of directors.  The terms of this Program shall apply separately to each Subsidiary adopting this Program and its Participants in the same manner as is expressly provided for by Sysco and its Participants except that the powers of the Board of Directors, the Compensation Committee and the Administrative Committee under this Program shall be exercised by the Board of Directors, the Compensation Committee, or the Administrative Committee, as applicable. Sysco and each Subsidiary adopting this Program shall bear the cost of providing Program benefits for its own Participants.  Sysco shall initially pay the costs of the Program each Plan Year.  However, each adopting Subsidiary shall then be billed back for the actuarially determined costs pertaining to it in accordance with the appropriate Financial Accounting Standards Board pronouncements.  It is intended that the obligation of Sysco and each Subsidiary with respect to its Participants shall be the sole obligation of the Company that is employing the Participant and shall not bind any other Company.

9.2        Termination of Participation by Adopting Subsidiary.  Any Subsidiary adopting this Program may, by appropriate action of its board of directors, terminate its participation in this Program.  The Administrative Committee may, in its sole discretion, also terminate a Subsidiary’s participation in this Program at any time.  The termination of the participation in this Program by a Subsidiary shall not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to benefits previously accrued by the Participant under this Program without his consent.

ARTICLE X

AMENDMENT AND/OR TERMINATION

10.1       Amendment or Termination of this Program.  The Compensation Committee may amend or terminate this Program at any time by an instrument in writing without the consent of any adopting Company.

10.2       No Retroactive Effect on Awarded Benefits.

(a)                    General Rule. Absent a Participant’s prior consent, no amendment shall affect the rights of such Participant to his Vested Accrued Benefit as of the date of such amendment (the “Minimum Vested Accrued Benefit”) or shall change such Participant’s rights under any provision relating to a Change of Control after a Change of Control has occurred.  On and after the effective date of such amendment, (i) for purposes of the Benefit Commencement Date under Section 4.1(d) of this Program, a participant shall continue to be awarded years of Sysco Service and age credit until such Participant’s Separation from Service with Sysco and its Subsidiaries; and (ii) the Vested Percentage shall be determined as of the date of the amendment.

(b)                    Benefits on or after the Amendment.  Notwithstanding the provisions of this Section 10.2, the Compensation Committee retains the right at any time to (i) change in any manner or to discontinue the death benefit provided in Article VI of this Program, except during the four (4) year period following a Change of Control for those persons who at that time were covered by the death benefit, and (ii) to change in any manner the benefit under Article IV of this Program, provided such benefit is not less than the Minimum Vested Accrued Benefit as of the date of any such amendment.

10.3       Effect of Termination.  Upon termination of this Program, the following provisions shall apply:

(a)                    The Compensation Committee may, in its sole discretion, authorize distributions to Participants as a result of this Program’s termination, provided all of the following conditions are satisfied:

(i)                                All deferred compensation arrangements sponsored by the Company that would be aggregated with this Program (which may include the Plan) under Section 1.409A-1(c) of the Treasury Regulations (or any corresponding provision of succeeding law) if the Participant participated in such arrangements are terminated;

(ii)                               No distributions other than distributions that would be payable under the terms of this Program if the termination had not occurred are made within twelve (12) months of the termination of this Program;

(iii)                             All distributions of benefits provided hereunder are paid within twenty-four (24) months of the termination of this Program; and

(iv)                               The Company does not adopt a new deferred compensation arrangement at any time within three (3) years following the date of the termination of this Program that would be aggregated with this

Program under Section 1.409A-1(c) of the Treasury Regulations (or any corresponding provision of succeeding law) if the Participant participated in this Program and participates in the new arrangement.

(b)                    Except as otherwise provided in Section 10.3(a) above, on and after the effective date of this Program’s termination, (i) this Program shall continue to be administered as it was prior to this Program’s termination, (ii) all retirement benefits accrued prior to the date of termination shall be payable only under the conditions, at the time, and in the form then provided in this Program, (iii) no Participant shall be entitled to Program benefits solely as a result of  this Program’s termination in accordance with the provisions of this Article X, and (iv) the forfeiture provisions of Sections 7.3 and 7.4 of this Program, and the restrictions set forth in Section 7.5 of this Program shall continue in effect.

ARTICLE XI

FUNDING

11.1       Payments Under the Plan (including this Program) are the Obligation of the Company.    The Company last employing a Participant shall pay the benefits due the Participant under the Plan (including this Program); however, should it fail to do so when a benefit is due, then, except as provided in Section 11.5, the benefit shall be paid by the Trust.  In any event, if the Trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by the Plan (including this Program).

11.2       The Plan (including this Program) May Be Funded Through the Trust.    It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance so as to accumulate assets to fund the obligations of the Company under the Plan (including this Program), and that the Company may, but is not required to, contribute any policy or policies it may purchase and any amounts or other assets it finds desirable to the Trust.  However, under all circumstances, the Participants shall have no rights to any of those policies or other assets contributed to the Trust; and, likewise, under all circumstances, the rights of the Participants to the assets held in the Trust shall be no greater than the rights expressed in the Plan (including this Program) and the Trust Agreement.  Nothing contained in the Trust Agreement shall constitute a guarantee by any Company that assets of the Company transferred to the Trust shall be sufficient to pay any benefits under the Plan (including this Program) or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt.  The Trust Agreement must specify that Participants in the Plan (including this Program) are only unsecured general creditors of the Company in relation to their benefits under the Plan (including this Program).

11.3       Reversion of Excess Assets.   Sysco may, at any time, request the actuary for the Plan to determine the present value of the Vested Accrued Benefit as of the end of the Plan Year coincident with or last preceding the request, of all Participants and Beneficiaries of deceased Participants for which all Companies are or will be obligated to make payments under the Plan (including this Program).  For periods prior to a Change of Control, if the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the total of the Vested Accrued Benefits of all Participants and Beneficiaries under the Plan (including this Program), Sysco may direct the Trustee to return to Sysco the assets which are in excess of the Vested Accrued Benefits under the Plan (including this Program).  For periods following a Change of Control, if the fair market value of the assets held in the Trust, as determined by the Trustee as of that same date, exceeds the total of the Vested Accrued Benefits of all Participants and Beneficiaries under the Plan (including this Program) by 10%, Sysco may direct the Trustee to return to Sysco the assets which are in excess of 110% of the Vested Accrued Benefits under the Plan (including this Program).  For this purpose, the present value of the Vested Accrued Benefits under the Plan (including this Program) shall be calculated using the data for the preceding Plan Year brought forward using the assumptions used to determine the actuarially determined costs according to the appropriate Financial Accounting Standards Board pronouncements.  If there has been a Change of Control, to determine excess assets, all contributions made prior to the Change of Control shall be subtracted from the fair market value of the assets held in the Trust as of the determination date but before the determination is made.

11.4       Participants Must Rely Only on General Credit of the Company.    The Company and the Participants recognize that the Plan (including this Program) is only a general corporate commitment, and that each Participant is merely an unsecured general creditor of the Company with respect to any of the Company’s obligations under the Plan (including this Program).

11.5       Funding of Benefits for Participants Subject to Canadian Income Tax Laws is Prohibited.   No Company employing a Participant whose income is subject to the Canadian tax laws shall be permitted to fund its obligation to that person through any rabbi trust, fund, sinking fund, or other financial vehicle even though under applicable law the assets held to fund the obligation are still subject to the general creditors of the Company.

ARTICLE XII

MISCELLANEOUS

12.1       Responsibility for Distributions and Withholding of Taxes.  The Administrative Committee shall furnish information to the Company last employing the Participant concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the Rabbi Trust to make the distribution required.  The Administrative Committee shall also calculate the deductions from the amount of the benefit paid under the Plan (including this Program) for any taxes required to be withheld by federal, state, local, or foreign government and shall cause them to be withheld.

12.2       Limitation of Rights.  Nothing in the Plan (including this Program) shall be construed:

(a)                    to give a Participant any right with respect to any benefit except in accordance with the terms of the Plan (including this Program);

(b)                    to limit in any way the right of Sysco or a Subsidiary to terminate a Participant’s employment;

(c)                    to evidence any agreement or understanding, expressed or implied, that Sysco or a Subsidiary shall employ a Participant in any particular position or for any particular remuneration; or

(d)                    to give a Participant or any other person claiming through him any interest or right under the Plan (including this Program) other than that of any unsecured general creditor of the Company.

12.3       Benefits Dependent Upon Compliance with Certain Covenants.    The benefits provided to a Participant under this Program by the Company are dependent upon the Participant’s full compliance with the covenants set forth in Section 7.4 of this Program.

12.4       Distributions to Incompetents or Minors.  Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Administrative Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Administrative Committee determines in its sole discretion.

12.5       Non-alienation of Benefits.  No right or benefit provided under the Plan (including this Program) is subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge by the Participant, except upon his death to a named Beneficiary as provided in the Plan (including this Program).  If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the Plan (including this Program), that right or benefit shall, in the discretion of the Administrative Committee, be forfeited.  In that event, the Administrative Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Administrative Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

12.6       Reliance upon Information.  The Administrative Committee shall not be liable for any decision or action taken in good faith in connection with the administration of the Plan (including this Program).  Without limiting the generality of the foregoing, any decision or action taken by the Administrative Committee when it relies upon information supplied it by any officer of the Company, the Company’s legal counsel, the Company’s actuary, the Company’s independent accountants or other advisors in connection with the administration of the Plan (including this Program) shall be deemed to have been taken in good faith.

12.7       Amendment Applicable to Participants in the Employ of Sysco or a Subsidiary unless it Provides Otherwise.  No benefit which has accrued to any Participant (including a Frozen Participant) who has died, retired, become disabled or Separated from Service prior to the later of (a) execution of an amendment or (b) the amendment effective date shall be changed in amount or subject to any adjustment provided in that amendment unless the amendment specifically provides that it shall apply to those persons and it does not have the effect of reducing those persons’ Vested Accrued Benefits as then fixed without their consent.

12.8       Severability.  If any term, provision, covenant or condition of the Plan (including this Program) is held to be invalid, void or otherwise unenforceable, the rest of the Plan (including this Program) shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

12.9       Notice.  Any notice or filing required or permitted to be given to the Administrative Committee or a Participant shall be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant.  Notice shall be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

12.10     Gender and Number.  If the context requires it, words of one gender when used in the Plan (including this Program) shall include the other genders, and words used in the singular or plural shall include the other.

12.11     Governing Law. The Plan (including this Program) shall be governed by the laws of the State of Delaware except to the extent such laws are pre-empted by federal law.  The Participant and the Company agree that subject to the provisions of Sections 7.6(a) through 7.6(c) of this Program, the sole and exclusive jurisdiction for any dispute under this Program shall lie in the United States District Court for the Southern District of Texas, and the parties hereby waive any jurisdictional or venue-related defense to litigating at this forum.

12.12     Effective Date. This Program is effective as of June 29, 2013.

12.13     Compliance with Section 409A.  The Plan (including this Program) is intended to comply with Section 409A of the Code in both form and operation, and any ambiguities herein shall be interpreted, to the extent possible, in a manner that complies with Section 409A.

IN WITNESS WHEREOF, Sysco has executed this document on this June 5, 2013, effective as of June 29, 2013.

SYSCO CORPORATION

By: /s/ Russell T. Libby
Name: Russell T. Libby
Title: Senior Vice President, General Counsel and Secretary